Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-407-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the Third Quarter of
Fiscal Year 2011

DURHAM, N.C., April 19, 2011 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $219.2 million for its third quarter of fiscal 2011, ended March 27, 2011.  This represents a 6% decrease compared to revenue of $234.1 million reported for the third fiscal quarter last year and a 15% decrease compared to the second quarter of fiscal 2011.  GAAP net income for the third quarter of $18.9 million, or $0.17 per diluted share, decreased 58% year-over-year compared to GAAP net income of $44.6 million, or $0.41 per diluted share, for the third quarter of fiscal 2010.  On a non-GAAP basis, net income for the third quarter of fiscal 2011 of $30.1 million, or $0.27 per diluted share, decreased 41% year-over-year compared to non-GAAP net income for the third quarter of fiscal 2010 of $51.3 million, or $0.47 per diluted share.

“Q3 results were in-line with our revised lower targets for the quarter,” stated Chuck Swoboda, Cree chairman and CEO.  “The results reflect both our continued success in LED lighting and the challenges of managing the LED chip and components business through a business cycle with short lead-times and low order visibility.  We continue to be a leader in LED lighting and remain confident we are on the right track as we look forward to further disrupting the market and leading the LED lighting revolution in the years ahead.”

Q3 2011 Financial Metrics:

	Third Quarter (in thousands, except per share amounts and percentages)
	2011 (unaudited)	2010 (unaudited)	Change
Net revenue	$219,168	$234,083	($14,915)	(6%)
GAAP
Gross Margin	41.7%	47.9%
Operating Margin	9.0%	24.2%
Net Income	$18,881	$44,630	($25,749)	(58%)
Earnings per diluted share	$0.17	$0.41	($0.24)	(59%)
Non-GAAP
Gross Margin	42.4%	48.1%
Operating Margin	14.9%	27.9%
Net Income	$30,064	$51,317	($21,253)	(41%)
Earnings per diluted share	$0.27	$0.47	($0.20)	(43%)

»	Cash and investments ended the quarter at $1,073.1 million, which was a decrease of $37.7 million from Q2 of fiscal 2011.

»	Accounts receivable (net) decreased $9.2 million from Q2 of fiscal 2011 to $125.9 million, with days sales outstanding of 52, an increase of 5 days from Q2 of fiscal 2011.

»	Inventory increased $24.1 million from Q2 of fiscal 2011 to $169.6 million and represents 119 days of inventory, an increase of 23 days from Q2 of fiscal 2011.

Recent Business Highlights:

»	Signed a comprehensive, worldwide patent cross-license agreement with Osram GmbH designed to further accelerate the growth of the LED lighting market

»	Announced a two-year extension of the strategic agreement signed with Zumtobel Lighting GmbH in 2008

»	Introduced the Cree XLamp® MT-G LED which is the first LED to deliver the performance required for high output halogen retrofit applications such as 35 to 50 watt MR16 replacement bulbs

»
Released the Cree XLamp XM-L EasyWhiteTM LED which delivers a lower cost solution for 25 watt replacement lamps by combining the benefits of our unique color mixing technology in a single high output, small footprint package

»	Set a new industry benchmark for color rendering with the commercial release of the Cree LBR-30TM LED lamp

Business Outlook:

For its fourth quarter of fiscal 2011 ending June 26, 2011, Cree targets revenue in a range of $225 million to $245 million with GAAP and non-GAAP gross margin targeted at
40% +/-.  GAAP operating expenses are targeted to increase by approximately $0.5 million to $72 million, or $61 million on a non-GAAP basis.  The tax rate is targeted at 14% for fiscal Q4.  GAAP net income is targeted at $16 million to $23 million, or $0.15 to $0.21 per diluted share.  Non-GAAP net income is targeted in a range of $28 million to $35 million, or $0.25 to $0.31 per diluted share.  The GAAP and non-GAAP net income targets are based on an estimated 110.5 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.08 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal third quarter 2011 results and the fiscal fourth quarter 2011 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Financial Events and Presentations” for webcast details. The call will be archived and available on the website through May 3rd, 2011.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Information”, “Quarterly Results”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless systems.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-

GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues given that our current backlog is historically low for the revenue targets and our ability to forecast orders is limited; increasing price competition in key markets; the risk that we or our distributors are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products, including production at our Huizhou facility that opened in 2010 and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; our ability to lower costs; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 27, 2010, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, and XLamp are registered trademarks, and EasyWhite and LBR-30 are trademarks, of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Revenue, net	$219,168	$234,083	$744,588	$602,688

Cost of revenue, net	127,773	121,877	401,518	322,634

Gross profit	91,395	112,206	343,070	280,054
Gross margin percentage	41.7%	47.9%	46.1%	46.5%

Operating expenses:
Research and development	31,016	20,366	84,981	59,865
Sales, general and administrative	37,603	28,954	100,171	78,108
Amortization of acquisition related intangibles	2,693	3,045	8,105	9,135
Loss on disposal or impairment of long-lived assets	405	3,286	1,306	3,689
Total operating expenses	71,717	55,651	194,563	150,797

Operating income	19,678	56,555	148,507	129,257
Operating income percentage	9.0%	24.2%	19.9%	21.4%

Non-operating income:
Interest and other non-operating income, net	2,276	2,169	6,463	5,872
Income from operations before income taxes	21,954	58,724	154,970	135,129

Income tax expense	3,073	14,094	28,278	35,687
Net income	$18,881	$44,630	$126,692	$99,442

Earnings per share:
Diluted net income per share	$0.17	$0.41	$1.15	$0.97

Shares used in diluted per share calculation	110,323	108,601	110,007	102,907

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 27,	June 27,
	2011	2010
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$1,073,092	$1,066,405
Accounts receivable, net	125,894	117,535
Inventories	169,607	112,241
Income taxes receivable	9,855	-
Deferred income taxes	19,389	18,823
Prepaid expenses and other current assets	43,083	40,159
Total current assets	1,440,920	1,355,163

Property and equipment, net	533,696	419,726
Intangible assets, net	103,209	106,109
Goodwill	326,178	313,019
Other assets	4,391	5,159
Total assets	$2,408,394	$2,199,176

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$74,889	$63,826
Accrued salaries and wages	23,031	26,247
Income taxes payable	-	14,375
Other current liabilities	25,222	15,643
Total current liabilities	123,142	120,091

Long-term liabilities:
Deferred income taxes	39,398	39,398
Other long-term liabilities	23,823	11,639
Total long-term liabilities	63,221	51,037

Shareholders' Equity:
Common stock	136	135
Additional paid-in-capital	1,575,660	1,507,435
Accumulated other comprehensive income, net of taxes	11,236	12,171
Retained earnings	634,999	508,307
Total shareholders' equity	2,222,031	2,028,048
Total liabilities and shareholders' equity	$2,408,394	$2,199,176

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense and charges for amortization or impairment of acquired intangibles.

Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010

GAAP gross profit	$91,395	$112,206	$343,070	$280,054
GAAP gross margin percentage	41.7%	47.9%	46.1%	46.5%
Adjustment:
Stock-based compensation expense	1,440	471	3,924	2,025
Non-GAAP gross profit	$92,835	$112,677	$346,994	$282,079
Non-GAAP gross margin percentage	42.4%	48.1%	46.6%	46.8%

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010

GAAP operating income	$19,678	$56,555	$148,507	$129,257
GAAP operating income percentage	9.0%	24.2%	19.9%	21.4%
Adjustments:
Stock-based compensation expense	10,311	5,753	28,293	17,434
Amortization of acquisition-related intangible assets	2,693	3,045	8,105	9,135
Total adjustments to GAAP operating income	13,004	8,798	36,398	26,569
Non-GAAP operating income	32,682	65,353	184,905	155,826
Non-GAAP operating income percentage	14.9%	27.9%	24.8%	25.9%

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010

GAAP net income	$18,881	$44,630	$126,692	$99,442
Adjustments:
Stock-based compensation expense	10,311	5,753	28,293	17,434
Amortization of acquisition-related intangible assets	2,693	3,045	8,105	9,135
Total adjustments to GAAP income before provision
for income taxes	13,004	8,798	36,398	26,569
Income tax effect	(1,821)	(2,111)	(6,642)	(7,016)
Non-GAAP net income	30,064	51,317	156,448	118,995

Earnings per share:
GAAP diluted net income per share	$0.17	$0.41	$1.15	$0.97
Non-GAAP diluted net income per share	$0.27	$0.47	$1.42	$1.16

Shares used in diluted net income per share calculation:
GAAP shares used	110,323	108,601	110,007	102,907
Non-GAAP shares used	110,323	108,601	110,007	102,907

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010
Free Cash Flow
Cash flow from operations	$41,167	$72,932	$186,922	$155,631
Less: PP&E CapEx spending	62,846	66,012	189,233	127,838
Total Free Cash Flow	$(21,679)	$6,920	$(2,311)	$27,793

CREE, INC.
Additional Financial Information
(in thousands)

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Stock-Based Compensation Expense
Cost of sales	$1,440	$471	$3,924	$2,025

Research and development	2,259	937	6,256	3,589
Sales, general and administrative	6,612	4,345	18,113	11,820
Total stock-based compensation in operating expense	8,871	5,282	24,369	15,409

Total Stock-Based Compensation Expense	$10,311	$5,753	$28,293	$17,434

	March 27,	June 27,
	2011	2010
	(Unaudited)
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$410,413	$397,431
Short term investments	662,679	668,974
Total Cash, Cash Equivalents and Investments	$1,073,092	$1,066,405